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                                                                       Exhibit J


            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


We hereby consent to the incorporation by reference in this Registration Statement of The Diversified Investors Funds Group on Form N-1A of our reports dated February 28, 2007, relating to the financial statements and financial highlights of The Diversified Investors Funds Group, The Diversified Investors Strategic Allocation Funds and Diversified Investors Portfolios, and our report dated February 22, 2007, relating to the financial statements and financial highlights of the S&P 500 Index Master Portfolio, which appear in the 2006 Annual Report of The Diversified Investors Funds Group and The Diversified Investors Strategic Allocation Funds. We also consent to the incorporation by reference of our reports dated February 28, 2007 relating to the financial statements and financial highlights of The Diversified Institutional Funds Group and The Diversified Institutional Strategic Allocation Funds, which appear in the 2006 Annual Report of The Diversified Institutional Funds Group and The Diversified Institutional Strategic Allocation Funds. We also consent to the references to us under the headings "Financial Highlights" and "Independent Registered Public Accounting Firm" in such Registration Statement.




PricewaterhouseCoopers LLP

New York, New York
April 26, 2007